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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated August 12, 1997, accompanying the financial statements included in the Annual Report of Inland Casino Corporation on Form 10-KSB for the year ended June 30, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Inland Casino Corporation of Form S-8 (File Nos. 333-19743, effective January 14, 1997, 333-19745, effective January 14, 1997, and 333-19747, effective January 14,
1997).

/s/  GRANT THORNTON LLP

Los Angeles, California
September 29, 1997